Exhibit 99.1

News Release

CONTACT: Investor Relations
Taylor Morrison Home Corporation
(480) 734-2060
investor@taylormorrison.com

Taylor Morrison Reports Fiscal Year 2018 Closings of 8,760, an increase of 9% over the prior year, and Diluted Earnings per Share of $1.83, or $2.65 when adjusted to exclude unusual items

SCOTTSDALE, Ariz., Feb. 13, 2019 –– Taylor Morrison Home Corporation (NYSE: TMHC) today reported fiscal year 2018 total revenue of over $4.2 billion and diluted earnings per share of $1.83, or $2.65 when adjusted to exclude the impact from unusual items.

Full Year 2018 Highlights:

•	Home closings were 8,760, a 9% increase over the prior year

•	Total revenue was $4.2 billion, an almost 9% increase over the prior year

•	Net sales orders were 8,400 and sales per outlet were 2.3

•	Home closings gross margin, inclusive of capitalized interest, was 17.1%

•	Adjusted home closings gross margin, inclusive of capitalized interest, was 18.2%

•	Net income was $210 million and net income adjusted to exclude unusual items was $306 million

“We continue to believe that the current new home sales environment has best been described as a break in momentum as the industry finds its new normal. The conditions the industry experienced during the back half of 2018 in regard to interest rates, affordability and the resulting press coverage, led many potential buyers that had been in the market to take a wait and see approach. With that said, there continues to be plenty of macro data points that give us confidence in the near-term outlook. Unemployment and job creation are still at historically very healthy levels, incomes continue to grow, many of the major markets in the U.S. continue to have limited housing supply and the industry continues to be under-built based on historical averages,” said Chairman and CEO, Sheryl Palmer.

“We delivered on all of our strategic priorities we laid out at the beginning of 2018, including pursuing smart, strategic growth, producing enhanced operational excellence and differentiating our customer experience. We grew in a smart and strategic way through the acquisition of AV Homes. We improved our operations through CRM enhancements, procurement initiatives and centralizing key functions where it made sense, like accounting and purchasing. And our goal of delivering a more differentiated customer experience was supported through crowdsourcing campaigns and devoting more focus, time and resources to customer research. Each of these priorities carries with it a common theme of putting Taylor Morrison in a position for future success, which was most recently recognized by LifeStory Research naming us America’s Most Trusted Home Builder for the fourth year in a row.”

Palmer also added, “It’s been about four months since we closed the AV acquisition and I’m happy to report that we are on track with our integration plan – and in some areas, well ahead of schedule. Based on our work to-date, we can comfortably take the run rate synergy estimate up to $40 million, $10 million more than originally communicated.”

“For 2018, net income on a GAAP basis was $210 million and diluted earnings per share was $1.83. Home closings gross margin, inclusive of capitalized interest, was 17.1 percent,” said Dave Cone, Executive Vice President and Chief Financial Officer. “When the unusual items that we faced in 2018 are excluded, net income would be $306 million and adjusted diluted earnings per share would be $2.65. Further, adjusted home closings gross margin, inclusive of capitalized interest, would be 18.2 percent.”

The Company recognized $96 million of unusual items in net income, consisting of expenses from the AV acquisition, costs associated with the Canadian unwind and corporate reorganization, land charges and an increase in reserves related to remediating a warranty issue. Reconciliations of our non-GAAP financial measures are included with this release.

“Income taxes were $63 million for the year, representing an effective tax rate of 23 percent. Our net homebuilding debt to capitalization ratio was 41.9 percent. This is an increase from where we had been the last few quarters due to the acquisition of AV, but we anticipate working this back to well under 40% as we go through 2019,” added Cone.

Homebuilding inventories were $4.0 billion at the end of the quarter, including 6,014 homes in inventory, compared to 4,351 homes in inventory at the end of the prior year. Homes in inventory at the end of the quarter consisted of 3,213 sold units, 486 model homes and 2,315 inventory units, of which 614 were finished.

The Company ended the year with $330 million in cash. Since the start of the fourth quarter 2018 through February 11, 2019, $196 million was spent repurchasing 11.7 million shares at an average stock price of $16.72. Since the closing of the AV transaction, the Company has reduced its share count by 10%. This exceeds the 9.0 million shares issued in the AV acquisition by 30%. As of December 31, 2018, Taylor Morrison owned or controlled approximately 57,000 lots, representing 5.5 years of supply, and is focused on securing land for 2020 and beyond.

Quarterly Financial Comparison

($ thousands)

	Q4 2018	Q4 2017	Q4 2018 vs. Q4 2017
Total Revenue	$1,457,853	$1,299,679	12.2%
Home Closings Revenue	$1,411,524	$1,272,231	10.9%
Home Closings Gross Margin	$203,048	$241,964	(16.1)%
	14.4%	19.0%	460 bps decrease
Adjusted Home Closings Gross Margin	$244,034	$241,964	0.9%
	17.3%	19.0%	170 bps decrease
SG&A % of Home Closings Revenue	$129,342	$111,435	16.1%
	9.2%	8.8%	40 bps increase

Annual Financial Comparison

($ thousands)

	2018	2017	2018 vs. 2017
Total Revenue	$4,227,393	$3,885,290	8.8%
Home Closings Revenue	$4,115,216	$3,799,061	8.3%
Home Closings Gross Margin	$704,363	$706,357	(0.3)%
	17.1%	18.6%	150 bps decrease
Adjusted Home Closings Gross Margin	$747,849	$706,357	5.9%
	18.2%	18.6%	40 bps decrease
SG&A % of Home Closings Revenue	$416,943	$390,440	6.8%
	10.1%	10.3%	20 bps leverage

First Quarter 2019 Business Outlook

First Quarter 2019:

•	Average active community count is expected to be approximately 350 to 360

•	Home closings are expected to be about 1,800 to 1,900

•	Home closings gross margin, inclusive of capitalized interest and purchase accounting, is expected to be in the mid 17 percent range

•	SG&A as a percentage of homebuilding revenue is expected to be in the low to mid 12 percent range

•	Effective tax rate is expected to be about 25 percent

•	Diluted share count is expected to be about 112 million

Earnings Webcast

A public webcast to discuss the fourth quarter 2018 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the passcode is 7486714. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016, 2017, 2018 and 2019 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: changes in general and local economic conditions (including as a result of recent extreme weather conditions); slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; increases in interest rates, taxes or government fees; shortages in, disruptions of and cost of labor; competition in our industry; any increase in unemployment or underemployment; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; higher cancellation rates; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots; decreases in the market value of our land inventory; new or changes in government regulations and legal challenges; our compliance with environmental laws; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our mortgage operations and title services business; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our debt and the agreements governing such debt; our ability to access the capital markets; the inherent uncertainty associated with financial or other projections; and risks related to the integration of Taylor Morrison and AV Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and AV Homes. In addition, other such risks and uncertainties may be found in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) as such factors may be updated from time to time in our periodic filings with the SEC. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Home closings revenue, net	$1,411,524	$1,272,231	$4,115,216	$3,799,061
Land closings revenue	21,566	5,674	39,901	17,093
Financial services revenue	20,245	21,774	67,758	69,136
Amenity and other revenue	4,518	—	4,518	—

Total revenues	1,457,853	1,299,679	4,227,393	3,885,290
Cost of home closings	1,208,476	1,030,267	3,410,853	3,092,704
Cost of land closings	18,754	4,136	33,458	12,005
Financial services expenses	9,822	10,778	41,469	41,652
Amenity and other expense	3,420	—	3,420	—

Total cost of revenues	1,240,472	1,045,181	3,489,200	3,146,361
Gross margin	217,381	254,498	738,193	738,929
Sales, commissions and other marketing costs	92,649	81,054	278,455	259,663
General and administrative expenses	36,693	30,381	138,488	130,777
Equity in income of unconsolidated entities	(3,555)	(1,903)	(13,332)	(8,846)
Interest income, net	(350)	(263)	(1,639)	(577)
Other expense, net	8,388	1,428	11,816	2,256
Transaction and corporate reorganization expenses	49,428	—	50,889	—

Income before income taxes	34,128	143,801	273,516	355,656
Income tax provision	24,913	113,375	63,036	179,006

Net income before allocation to non-controlling interests	9,215	30,426	210,480	176,650
Net income attributable to non-controlling interests—joint ventures	(105)	195	(533)	(430)

Net income before non-controlling interests	9,110	30,621	209,947	176,220

Net income attributable to non-controlling interests	(55)	(10,655)	(3,583)	(85,000)

Net income available to Taylor Morrison Home Corporation	$9,055	$19,966	$206,364	$91,220

Earnings per common share
Basic	$0.08	$0.26	$1.85	$1.47
Diluted	$0.08	$0.26	$1.83	$1.47
Weighted average number of shares of common stock:
Basic	116,933	77,696	111,743	62,061
Diluted	118,336	121,099	115,119	120,915

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$329,645	$573,925
Restricted cash	2,214	1,578

Total cash, cash equivalents, and restricted cash	331,859	575,503
Owned inventory	3,965,306	2,956,709
Real estate not owned	15,259	2,527

Total real estate inventory	3,980,565	2,959,236
Land deposits	57,929	49,768
Mortgage loans held for sale	181,897	187,038
Derivative assets	1,838	1,584
Prepaid expenses and other assets, net	98,225	72,334
Other receivables, net	86,587	94,488
Investments in unconsolidated entities	140,541	192,364
Deferred tax assets, net	145,076	118,138
Property and equipment, net	86,736	7,112
Intangible assets, net	1,072	2,130
Goodwill	152,116	66,198

Total assets	$5,264,441	$4,325,893

Liabilities
Accounts payable	$151,586	$140,165
Accrued expenses and other liabilities	266,686	201,540
Income taxes payable	—	4,525
Customer deposits	165,432	132,529
Estimated development liability	37,147	—
Senior notes, net	1,653,746	1,239,787
Loans payable and other borrowings	225,497	139,453
Revolving credit facility borrowings	200,000	—
Mortgage warehouse borrowings	130,353	118,822
Liabilities attributable to real estate not owned	15,259	2,527

Total liabilities	$2,845,706	$1,979,348

Stockholders’ Equity
Total stockholders’ equity	2,418,735	2,346,545

Total liabilities and stockholders’ equity	$5,264,441	$4,325,893

Homes Closed and Home Closings Revenue, Net

	Three Months Ended December 31,
	Homes Closed			Home Closings Revenue, Net			Average Selling Price
(Dollars in thousands)	2018	2017	Change	2018	2017	Change	2018	2017	Change
East	1,533	1,235	24.1%	$609,598	$485,827	25.5%	$398	$393	1.3%
Central	735	786	(6.5)	345,765	378,430	(8.6)	470	481	(2.3)
West	838	676	24.0	456,161	407,974	11.8	544	604	(9.9)

Total	3,106	2,697	15.2%	$1,411,524	$1,272,231	10.9%	$454	$472	(3.8)%

	Twelve Months Ended December 31,
	Homes Closed			Home Closings Revenue, Net			Average Selling Price
(Dollars in thousands)	2018	2017	Change	2018	2017	Change	2018	2017	Change
East	4,061	3,473	16.9%	$1,643,152	$1,377,566	19.3%	$405	$397	2.0%
Central	2,380	2,298	3.6	1,126,446	1,102,189	2.2	473	480	(1.5)
West	2,319	2,261	2.6	1,345,618	1,319,306	2.0	580	584	(0.7)

Total	8,760	8,032	9.1%	$4,115,216	$3,799,061	8.3%	$470	$473	(0.6)%

Net Sales Orders:
	Three Months Ended December 31,
	Net Sales Orders			Sales Value			Average Selling Price
(Dollars in thousands)	2018	2017	Change	2018	2017	Change	2018	2017	Change
East	867	843	2.8%	$342,748	$337,224	1.6%	$395	$400	(1.3)%
Central	493	565	(12.7)	235,778	259,476	(9.1)	478	459	4.1
West	433	427	1.4	227,871	246,353	(7.5)	526	577	(8.8)

Total	1,793	1,835	(2.3)%	$806,397	$843,053	(4.3)%	$450	$459	(2.0)%

	Twelve Months Ended December 31,
	Net Sales Orders			Sales Value			Average Selling Price
(Dollars in thousands)	2018	2017	Change	2018	2017	Change	2018	2017	Change
East	3,471	3,766	(7.8)%	$1,438,757	$1,470,063	(2.1)%	$415	$390	6.4%
Central	2,697	2,391	12.8	1,300,630	1,124,273	15.7	482	470	2.6
West	2,232	2,240	(0.4)	1,356,634	1,335,015	1.6	608	596	2.0

Total	8,400	8,397	—%	$4,096,021	$3,929,351	4.2%	$488	$468	4.3%

Sales Order Backlog:
	As of December 31,
	Sold Homes in Backlog			Sales Value			Average Selling Price
(Dollars in thousands)	2018	2017	Change	2018	2017	Change	2018	2017	Change
East	1,638	1,513	8.3%	$724,564	$634,949	14.1%	$442	$420	5.2%
Central	1,420	1,051	35.1	731,795	532,583	37.4	515	507	1.6
West	1,100	932	18.0	623,210	534,539	16.6	567	574	(1.2)

Total	4,158	3,496	18.9%	$2,079,569	$1,702,071	22.2%	$500	$487	2.7%

Average Active Selling Communities:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Change	2018	2017	Change
East	177	131	35.1%	134	130	3.1%
Central	131	116	12.9	121	117	3.4
West	58	43	34.9	52	50	4.0

Total	366	290	26.2%	307	297	3.4%

Reconciliation of Non-GAAP Financial Measures

The following tables set forth reconciliations of: (i) EBITDA and adjusted EBITDA to net income before allocation to non-controlling interests, (ii) adjusted income before income taxes, (iii) net homebuilding debt to total capitalization ratio, (iv) home closings gross margin and adjusted home closings gross margin and (v) adjusted net income and adjusted earnings per share to net income available to the Company.

Adjusted EBITDA is a non-GAAP financial measure that measures performance by adjusting net income to exclude interest amortized to cost of sales and interest income, net, income taxes, depreciation and amortization, non-cash compensation expense and loss on extinguishment of debt, if any. Adjusted income before income taxes is a non-GAAP financial measure that reflects our income before income taxes excluding the impact of significant and unusual transactions and transaction and corporate reorganization expenses related to our acquisition of AV Homes and our internal corporate reorganization. Net homebuilding debt to capitalization is a non-GAAP financial measure we calculate by dividing (i) total debt, less unamortized debt issuance costs and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity). Adjusted home closings gross margin is a non-GAAP financial measure calculated based on GAAP home closings gross margin (which is inclusive of capitalized interest), excluding impairments (if any), warranty charges (if any) and purchase accounting adjustments. Adjusted net income and adjusted earnings per share are non-GAAP financial measures that reflect the net income available to the Company excluding the impact of: significant and unusual transactions and transaction and corporate reorganization expenses and the tax impact due to such items; the tax reform impact due to the revaluation of deferred assets and liabilities and due to the mandatory deemed repatriation of foreign earnings; and resulting adjustments to non-controlling interest.

Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis, as well as the performance of our regions, and to set targets for performance-based compensation. We also use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage and to evaluate our performance against other companies in the homebuilding industry. In the future, we may include additional adjustments in the above described non-GAAP financial measures to the extent we deem them appropriate and useful to management and investors.

We believe adjusted EBITDA provides useful information to investors regarding our results of operations because it allows investors to evaluate our performance without the effects of various items we do not believe are characteristic of our ongoing operations or performance and because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA also provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or unusual items. Because we use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry, we believe this measure is also relevant and useful to investors for that reason. We believe that adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the varying effects of impairment charges, warranty charges and purchase accounting adjustments. We believe that adjusted income before income taxes, adjusted net income and adjusted earnings per share are useful for investors in order to allow them to evaluate our operations without the effects of various items we do not believe are characteristic of our ongoing operations or performance and also because each assists both investors and management in analyzing and benchmarking the performance and value of our business.

These non-GAAP financial measures should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures of our operating performance or liquidity. Although other companies in the homebuilding industry may report similar information, their definitions may differ. We urge investors to understand the methods used by other companies to calculate similarly-titled non-GAAP financial measures before comparing their measures to ours.

Adjusted Income Before Income Taxes, Adjusted Net Income and Adjusted Earnings Per Share Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	2018	2017	2018	2017
Income before income taxes	$34,128	$143,801	$273,516	$355,656
Significant and unusual transactions	42,200	—	44,700	—
Transaction and corporate reorganization expense	49,428	—	50,889	—

Adjusted income before income taxes	$125,756	$143,801	$369,105	$355,656

Net income available to TMHC	$9,055	$19,966	$206,364	$91,220
Significant and unusual transactions	42,200	—	44,700	—
Transaction and corporate reorganization expense	49,428	—	50,889	—
Tax impact due to significant and unusual transactions and corporate reorganization expenses	384	—	(571)	—
Tax reform impact due to the revaluation of deferred assets and liabilities	—	57,425	—	57,425
Tax reform impact due to the mandatory deemed repatriation of foreign earnings	—	3,553	—	3,553
Adjustments to non-controlling interest—Former Principal Equityholders	(561)	(21,355)	(1,622)	(29,341)

Adjusted net income—Basic	$100,506	$59,589	$299,760	$122,857

Basic weighted average shares	116,933	77,696	111,743	62,061

Adjusted earnings per common share—Basic	$0.86	$0.77	$2.68	$1.98
Net income available to TMHC	$9,055	$19,966	$206,364	$91,220
Net income attributable to non-controlling interests—Former Principal Equityholders	55	10,655	3,583	85,000
Loss fully attributable to public holding company	191	2,840	540	3,128

Net income—Diluted	$9,301	$33,461	$210,487	$179,348
Significant and unusual transactions	42,200	—	44,700	—
Transaction and corporate reorganization expense	49,428	—	50,889	—
Tax impact due to significant and unusual transactions and corporate reorganization expenses	384	—	(571)	—
Tax reform impact due to the revaluation of deferred assets and liabilities	—	57,425	—	57,425
Tax reform impact due to the mandatory deemed repatriation of foreign earnings	—	3,553	—	3,553

Adjusted net income—Diluted	$101,313	$94,439	$305,505	$240,326

Diluted weighted average shares	118,336	121,099	115,119	120,915
Adjusted earnings per common share—Diluted	$0.86	$0.77	$2.65	$1.98

Adjusted Home Closings Gross Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2018	2017	2018	2017
Home closings revenue	$1,411,524	$1,272,231	$4,115,216	$3,799,061
Cost of home closings	1,208,476	1,030,267	3,410,853	3,092,704

Home closings gross margin	$203,048	$241,964	$704,363	$706,357
Impairment charge	9,631	—	9,631	—
Warranty charge	36,833	—	39,333	—
Purchase accounting adjustments	(5,478)	—	(5,478)	—

Adjusted home closings gross margin	$244,034	$241,964	$747,849	$706,357

Home closings gross margin as a percentage of home closings revenue	14.4%	19.0%	17.1%	18.6%
Adjusted home closings gross margin as a percentage of home closings revenue	17.3%	19.0%	18.2%	18.6%

Adjusted EBITDA Reconciliation

	Three Months Ended December 31,
(Dollars in thousands)	2018	2017
Net income before allocation to non-controlling interests	$9,215	$30,426
Interest income, net	(350)	(263)
Amortization of capitalized interest	26,459	29,493
Income tax provision	24,913	113,375
Depreciation and amortization	2,089	960

EBITDA	$62,326	$173,991
Non-cash compensation expense	4,746	1,359

Adjusted EBITDA	$67,072	$175,350

Net Homebuilding Debt to Capitalization Ratio Reconciliation

(Dollars in thousands)	As of December 31, 2018
Total debt	$2,209,596
Less unamortized debt issuance premium, net	3,746
Less mortgage warehouse borrowings	130,353

Total homebuilding debt	$2,075,497
Less cash and cash equivalents	329,645

Net homebuilding debt	$1,745,852
Total stockholders’ equity	2,418,735

Total capitalization	$4,164,587

Net homebuilding debt to capitalization ratio	41.9%